Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Manager of Investor Relations or,
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8245
www.fivestarqualitycare.com

Newton, MA (May 15, 2008):  Five Star Quality Care, Inc. (AMEX: FVE) today announced the results of its annual meeting of shareholders held today, as follows:

Barbara D. Gilmore and Barry M. Portnoy were elected as an Independent Director and a Managing Director, respectively, each to serve a three year term until the annual meeting in 2011.  The preliminary tabulation of shareholders’ votes cast was as follows:

Percentage of votes cast in favor
Barbara D. Gilmore for election as an Independent Director	90.0%

Barry M. Portnoy for election as a Managing Director	90.9%

Five Star Quality Care, Inc. is a healthcare and senior living services company that currently operates independent and assisted living facilities, skilled nursing facilities, rehabilitation hospitals, as well as institutional pharmacies and outpatient rehabilitation services clinics.  FVE is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FVE’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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